EXHIBIT 5

                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                       INDIANAPOLIS, INDIANA  46204
                              (317) 237-0300
                           (317) 237-1000 (FAX)


August 14, 1997

Simon DeBartolo Group, L.P.
Simon Property Group, L.P
115 West Washington Street
Indianapolis, Indiana 46204

          Re:  Medium-Term Notes Due Nine
               MONTHS OR MORE FROM DATE OF ISSUE

Ladies and Gentlemen:

          We have acted as counsel for Simon DeBartolo Group, L.P., a Delaware limited partnership (the "Issuer"), and Simon Property Group, L.P., a Delaware limited partnership (the "Guarantor"), in connection with the issuance and sale by the Issuer of up to $300,000,000 aggregate initial offering price of the Issuer's Medium-Term Notes due nine months or more from date of issue (the "Notes"), including the preparation and/or review of:

          (a) The joint Registration Statement on Form S-3, Registration No. 333-11491, of the Issuer and the Guarantor (the "Registration Statement"), and the Prospectus constituting a part thereof, dated November 21, 1996, relating to the issuance from time to time of up to $750,000,000 aggregate initial offering price of debt securities of the Issuer (the "Debt Securities") pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "1933 Act") and the guarantee of the Debt Securities by the Guarantor pursuant to the Indenture referred to below (the "Guarantee");

          (b) The joint Registration Statement on Form S-3 of the Issuer and the Guarantor filed with the Securities and Exchange Commission (the "Commission") on August 14, 1997, pursuant to Rule 462(b) promulgated under the 1933 Act (the "Rule 462(b) Registration Statement") relating to $30,000,000 aggregate initial offering price of Debt Securities and the Guarantee thereof;

          (c) The Prospectus Supplement, dated May 15, 1997, to the above-mentioned Prospectus relating to the Notes and filed with the Commission pursuant to Rule 424 promulgated under the 1933 Act (the "Prospectus Supplement"); and

          (d) The Indenture, dated as of November 26, 1996, among the Issuer, the Guarantor, and The Chase Manhattan Bank, as trustee (the "Trustee), as supplemented with respect to the Notes by the Third Supplemental Indenture, dated as of May 15, 1997, among the Issuer, the Guarantor and the Trustee (the "Indenture").

          For purposes of this opinion, we have examined originals or copies, identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable, and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to facts material to this opinion, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Issuer, the Guarantor and of others, without any independent verification thereof.

          On the basis of and subject to the foregoing, we are of the opinion that:

          1. Each of the Issuer and the Guarantor is existing as a limited partnership under the laws of the State of Delaware.

          2. At such time as the Rule 462(b) Registration Statement shall have become effective under the 1933 Act, the Notes in an aggregate initial offering price of up to $280,000,000 (the "Authorized Amount") will be duly authorized by all necessary action by the Board of Directors of SD Property Group, Inc., an Ohio corporation, as the managing general partner of the Issuer ("SD Property"), for offer, issuance, sale and delivery pursuant to the Indenture and, when the variable terms of the Notes have been established by the authorized officers of SD Property (as the managing general partner of the Issuer) to whom such authority has been delegated and the Notes and the related Guarantee (as defined in the Indenture) have been executed and authenticated in the manner provided for in the Indenture and delivered by the Issuer to the purchasers thereof against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (B) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (C) the enforceability of forum selection clauses in the federal courts. The opinions set forth in this paragraph 2 with respect to the Notes are qualified, in each instance, by the limitation that the aggregate initial offering price of Notes so offered, issued, sold and delivered may not exceed the Authorized Amount without further action by the Board of Directors of SD Property. No opinion is expressed herein with respect to any Notes in an aggregate initial offering price in excess of the Authorized Amount.

          3. At such time as the Rule 462(b) Registration Statement shall have become effective under the 1933 Act, the Guarantee with respect to Notes in an aggregate initial offering price of up to the Authorized Amount will be duly authorized by Simon DeBartolo Group, Inc., a Maryland corporation, as the sole general partner of the Guarantor (the "Company), and, when the variable terms of the Notes in an aggregate initial offering price of up to the Authorized Amount have been established by the authorized officers of SD Property (as the managing general partner of the Issuer) to whom such authority has been delegated and the Notes and the Guarantee have been executed and authenticated in the manner provided for in the Indenture and delivered by the Issuer to the purchasers thereof against payment of the consideration therefor and the Guarantee is endorsed thereon in the manner provided for in the Indenture, the Guarantee will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to the Guarantee of any Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (B) governmental authority to limit, delay or prohibit the making of payments outside the United States, (C) the enforceability of forum selection clauses in the federal courts, and (D) any provision in the Guarantee purporting to preserve and maintain the liability of any party thereto despite the fact that the guaranteed debt is unenforceable due to illegality. The opinions set forth in this paragraph 3 with respect to the Guarantee are qualified, in each instance, by the limitation that the aggregate initial offering price of Notes guaranteed by the Guarantor may not exceed the Authorized Amount without further action by the Board of Directors of the Company. No opinion is expressed herein with respect to any Notes (and the related Guarantee) in an aggregate initial offering price in excess of the Authorized Amount.

          In giving this opinion, we have, with your permission, relied as to matters involving the application of the laws of Maryland and Ohio, upon the opinions of Piper & Marbury L.L.P. and Vorys, Sater, Seymour and Pease, respectively, special Maryland and Ohio counsel, respectively, to the Issuer and the Guarantor, copies of which opinions have been delivered to you.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules or regulations of the Commission thereunder.

                              Yours very truly,

                              /S/ BAKER & DANIELS